REPRESENTATIONS & WARRANTIES AGREEMENT

This Representations & Warranties Agreement (this "Agreement") is by and between Coyote Resources, Inc., a Nevada corporation (the "Borrower") and JMJ Financial (the "Lender").

WHEREAS, the Borrower and the Lender are entering into a $500,000 Promissory Note (the "Note") on the date of this Agreement.

NOW, THEREFORE, in consideration for and as an inducement to the Lender agreeing to enter into the Note and agreeing to pay $50,000 of Consideration to the Borrower under the Note within 5 business days after the date of this Agreement, the Borrower represents and warrants to the Lender as follows:

1. The Borrower will file with the SEC its full Form 10-Q for the Borrower's fiscal quarter ended June 30, 2013, no later than September 5, 2013.

2. The Borrower will pay at least $2,500 to Malone-Bailey within 24 hours of the Borrower's receipt of the $50,000 payment of Consideration from the Lender.

3. If, by 5:00pm EST on September 5, 2013, the Borrower has not paid at least $2,500 to Malone-Bailey and filed with the SEC its full Form 10-Q for its fiscal quarter ended June 30, 2013, then liquidated damages of $50,000 shall be immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of the Note. It shall constitute an event of default under the Note if the Lender elects to receive the liquidated damages in the form of a cash payment and the Borrower fails to pay such liquidated damages within five days after Lender's demand for payment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

G. Martin

Guy Martin
Coyote Resources, Inc.
President, Secretary and Treasurer

Date: August 28, 2013

JMJ Financial
Its Principal

Date: 8/28/13